UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to §240.14a-12

COVIDIEN PUBLIC LIMITED COMPANY

(Name of Registrant as Specified In Its Charter)

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Renewal of Existing Board Authority Relating to Share Issuances January 2014

Covidien plc - Company Background
Incorporated in Ireland in 2009.
Listed solely on the New York Stock Exchange (“NYSE”).
Subject to the reporting requirements of the U.S. Securities and
Exchange Commission (“SEC”), the mandates of U.S. securities laws and the corporate governance rules and listing standards of the
NYSE.
Considered a U.S. domestic issuer under SEC rules.  Not a foreign private issuer.
Has always followed U.S. capital markets and governance standards.
At its 2014 Annual General Meeting, Covidien will be asking
shareholders to renew the directors’ existing authority relating to share issuances (“Share Issuance Authority”).
2 2014 Proxy Statement – Authority Renewals January 2014

Existing Share Issuance Authority
General Share Issuance
• Subject to existing NYSE and SEC rules and regulations, our directors are currently authorized to issue shares, without further shareholder approval, up to a maximum of our authorized but unissued share capital.
Pre-emptive Rights Opt-Out
• Subject to existing NYSE and SEC rules and regulations, our directors are currently authorized to issue shares for cash, up to a maximum of our authorized but unissued share capital, without first offering shares to existing shareholders.
Authority Duration
• These authorities have been in place for five years (since we re-
domiciled in Ireland) and will expire on May 13, 2014, unless renewed by shareholders.
• Under Irish law, shareholders may renew the Share Issuance Authority for up to five years.
3 2014 Proxy Statement – Authority Renewals January 2014

Renewal of Existing Share Issuance Authority
As detailed in Proposals 6 and 7 in Covidien’s Proxy Statement filed with the SEC, Covidien is asking shareholders to renew the existing Share Issuance Authority for a further five-year period.
Renewal of the existing Share Issuance Authority will not increase
Covidien’s authorized share capital.
Renewal will simply provide directors continued flexibility to issue shares that are currently authorized for issuance under our Articles of Association, subject to applicable SEC and NYSE rules.
We currently are not contemplating any share issuances for which renewal of the Share Issuance Authority is necessary.  We do, however, intend to continue to issue shares to our directors and employees under our shareholder-approved Stock and Incentive
Plan.
2014 Proxy Statement – Authority Renewals 4 January 2014

Importance of the Share Issuance Authority Renewal
Renewal of the Share Issuance Authority is fundamental to our business and will provide directors with the ability to issue shares that are currently part of our authorized share capital.
General Share Issuance.
• Without the general share issuance authority, the Company
would not be able to issue any of its authorized shares, other than to employees pursuant to employee share programs.
Pre-emptive Rights Opt-Out.
• Even if the general share issuance authority is renewed, without the pre-emptive rights opt-out, the Company would be unable to issue shares for cash, unless the Company first offers the
shares to existing shareholders pro-rata to their existing
shareholdings.
5 2014 Proxy Statement – Authority Renewals January 2014

Our Approach to Governance Standards and
Practices is Clear and Consistent
We are committed to good governance practices, as illustrated in
Appendix A.
As an NYSE-listed company incorporated in Ireland, we follow NYSE governance standards and U.S. market practices, to the extent permitted by Irish law.
U.S.-incorporated and listed companies generally are not required to and do not seek shareholder approval to renew their Share Issuance
Authority at all.
However, as an Irish-incorporated company, we are legally required to seek shareholder approval to renew our Share Issuance Authority at least every five years.
We are therefore seeking renewal of our existing Share Issuance
Authority for a further five years in order to keep us on par with our
NYSE-listed peers while still complying with Irish law.
2014 Proxy Statement – Authority Renewals 6 January 2014

Irish Capital Market Practice is Different
While not required under Irish law, it has become customary practice for companies listed on the Irish Stock Exchange (“ISE”) to request share issuance authority that is more limited in both size and duration than our Share Issuance Authority.  Specifically, they typically request authorization:
– to issue shares up to an amount equal to one-third of their issued share capital for a period of 12 to 18 months, rather than to issue shares up to an amount equal to their authorized but unissued share capital for five years; and
– to apply the pre-emptive rights opt-out to a number of shares equal to 5%
of their issued share capital for a period of 12 to 18 months, rather than apply the opt-out to a number of shares equal to their authorized but unissued share capital for a five-year period.
2014 Proxy Statement – Authority Renewals 7 January 2014

Irish Capital Market Practice is Different
. . .  but Not Relevant to NYSE-Listed Issuers
Irish capital market practice, however, is not relevant to us.
Covidien is:
• not listed on the ISE;
• not subject to ISE listing rules; and
• not governed by the corporate governance codes
applicable to ISE-listed companies.
The U.S. is our capital market.
Covidien is listed solely on the NYSE.
NYSE-listed issuers are subject to rules and regulations that provide safeguards with respect to share issuances.
2014 Proxy Statement – Authority Renewals 8 January 2014

U.S. Market Regulation
The reporting, corporate governance and listing requirements of the SEC and the NYSE provide a robust compliance environment for issuers participating in the U.S. market.
Specifically, our shareholders benefit from protections afforded under NYSE rules which limit our ability to issue shares.
• Except in certain limited circumstances, we must obtain
shareholder approval before we can issue shares in any
transaction or series of related transactions equal to or in excess of 20% of our outstanding shares before the issuance.
o
There is no similar restriction under ISE listing rules.
• With limited exceptions, we must also seek shareholder approval of our equity compensation plans, including material revisions to such plans.
2014 Proxy Statement – Authority Renewals 9 January 2014

Conclusion
We follow the corporate legal requirements of our jurisdiction of incorporation – Ireland.
We follow the governance standards and market practices of our capital market – the United States.
We do not cherry-pick which standards and market practices we apply
(i.e., some U.S., some Irish) as we believe that our shareholders expect us to apply U.S. governance standards and market practices.
Renewal of the directors’ existing Share Issuance Authority as proposed:
• will not increase our authorized share capital;
• will not exempt the Company from any NYSE requirements, including those limiting the issuance of shares;
• will keep us on par with our NYSE-listed peers, while also complying with
Irish law; and
• is fully consistent with U.S. capital markets practice and governance standards.
10 2014 Proxy Statement – Authority Renewals January 2014

Commitment to our Shareholders             Appendix A
Demonstrated Dedication to Good Governance
Annual election of directors.
Directors elected by majority vote:
– incumbent directors who do not receive a majority shareholder vote are not re-
elected to the board, and, immediately after the vote, will no longer be members of the board – no resignation necessary.
No poison pill.
Holders of 10% of outstanding shares may convene a special meeting.
Creation of Shareholder Value
Since our establishment as an independent, publicly-traded company in June 2007, Covidien stock has increased in value by 74% versus
22% for the S&P 500.
In fiscal 2013, we returned $2.2 billion to our shareholders in the form of dividends and share repurchases.
2014 Proxy Statement – Authority Renewals 11 January 2014

Proxy Statement

Covidien plc (“Covidien”) filed a preliminary proxy statement in connection with its 2014 Annual General Meeting of Shareholders on Monday, December 16, 2013. Covidien shareholders are strongly advised to read the preliminary proxy statement as well as the definitive proxy statement when it becomes available, as each contains important information. Shareholders can obtain the preliminary proxy statement, and the definitive proxy statement when it becomes available, and any amendments or supplements to the proxy statements and other documents filed by Covidien with the U.S. Securities and Exchange Commission (the “SEC”) for free at the Internet website maintained by the SEC at www.sec.gov. Copies of the preliminary proxy statement, and the definitive proxy statement when it becomes available, and any amendments and supplements to the proxy statements are also available for free at Covidien’s website at www.covidien.com. In addition, shareholders can obtain a copy of the definitive proxy statement when it becomes available, and any amendments and supplements to the definitive proxy statement, by contacting our Investor Relations Group at Covidien Investor Relations, 15 Hampshire St., Mansfield, MA 02048, USA. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Covidien’s shareholders is available in the preliminary proxy statement filed on Schedule 14A with the SEC on Monday, December 16, 2013.